Offer to Purchase for Cash
      All Outstanding Shares of Common Stock and Class A Common Stock (Including the Associated Rights to Purchase Series A Junior Preferred Stock)
                                    of
                          Berg Electronics Corp.
                                    at
                        $35.00 Net Per Common Share
                                    and
                   $32.965 Net Per Class A Common Share
                                    by
                           Berg Acquisition Co.

                       a wholly owned subsidiary of

                   Framatome Connectors USA Holding Inc.

                and an indirect wholly owned subsidiary of

                  Framatome Connectors International S.A.

                                                             September 2, 1998
To Participants in the Berg Electronics Corp.
1997 Employee Stock Purchase Plan:

               Enclosed for your consideration are the Offer to Purchase dated September 2, 1998 and the related Letter of Transmittal (which, together with any amendments or supplements, constitute the "Offer") in connection with the offer by Berg Acquisition Co., a Delaware corporation (the "Purchaser") a wholly owned subsidiary of Framatome Connectors USA Holding Inc., a New York corporation, and an indirect wholly owned subsidiary of Framatome Connections International S.A., a corporation organized under the laws of the Republic of France to purchase for cash all outstanding shares of Common Stock, $0.01 par value per share (the "Common Shares"), of Berg Electronics Corp., a Delaware corporation (the "Company"), at $35.00 per Common Share, net to the seller in cash, and all outstanding shares of Class A Common Stock, $0.01 par value per share (the "Class A Shares"), of the Company at $32.965 per Class A Share, net to the seller in cash, including, in each case, the associated rights to purchase Series A Junior Preferred Stock (the "Rights", and collectively with the Common Shares and the Class A Shares, the "Shares") issued pursuant to the Rights Agreement dated December 22, 1997 and amended August 27, 1998, between the Company and Harris Trust and Savings Bank, upon the terms and subject to the conditions set forth in the Offer.

               Our nominee is the holder of record of Shares held for your account as a participant in the Berg Electronics Corp. 1997 Employee Stock Purchase Plan (the "Plan"). A tender of such Shares can be made only by us through our nominee as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held in your Plan account.

               We request instructions as to whether you wish to have us instruct our nominee to tender on your behalf any or all of the Shares held in your Plan account, upon the terms and subject to the conditions set forth in the Offer.

               Your attention is invited to the following:

               1. The tender price is $35.00 per Common Share and $32.965 per
                  Class A Share, in each case net to you in cash.

               2. The Offer and withdrawal rights expire at 12:00
                  Midnight, New York City time, on Wednesday, September 30, 1998, unless the Offer is extended.

               3. The Offer is conditioned upon, among other things, (1) there being validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares which, together with the Shares then beneficially owned by Purchaser and Parent would represent at least a majority of the Shares outstanding on a fully diluted basis and
                  (2) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder and under other applicable antitrust or competition laws with respect to the Offer and the Merger having expired or been terminated.

               4. Any stock transfer taxes applicable to the sale of Shares to
                  Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

               If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time (and in no event later than 5:00 p.m., New York City time, on Tuesday, September 29,
1998) in order to permit us to submit a tender on your behalf by the expiration of the Offer.

               The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

               Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by Harris Trust and Savings Bank (the "Depositary") of (a) timely confirmation of the book-entry transfer of such Shares into the account maintained by the Depositary at The Depository Trust Company (the "Book-Entry Transfer Facility"), pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (b) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry delivery, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering shareholders at the same time depending upon when confirmations of book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility are actually received by the Depositary.

                                   Very truly yours,


                                   Harris Trust and Savings Bank
                                   as Agent


                       Instructions with Respect to

                        Offer to Purchase for Cash

      All Outstanding Shares of Common Stock and Class A Common Stock
               (Including the Associated Rights to Purchase
                     Series A Junior Preferred Stock)

                                    of

                          Berg Electronics Corp.

               The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated September 2, 1998, and the related Letter of Transmittal, in connection with the offer by Berg Acquisition Co. to purchase all outstanding shares of Common Stock, $0.01 par value per share (the "Common Shares"), of Berg Electronics Corp., a Delaware corporation (the "Company"), at $35.00 per Common Share, net to the seller in cash, and all outstanding shares of Class A Common Stock, $0.01 par value per share (the "Class A Shares"), of the Company at $32.965 per Class A Share, net to the seller in cash, including, in each case, the associated rights to purchase Series A Junior Preferred Stock (the "Rights", and collectively with the Common Shares and the Class A Shares, the "Shares") issued pursuant to the Rights Agreement dated December 22, 1997 and amended August 27, 1998, between the Company and Harris Trust and Savings Bank, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

               The undersigned understand(s) that the Offer applies to Shares allocated to the account of the undersigned in the Berg Electronics Corp. 1997 Employee Stock Purchase Plan (the "Plan").

               This will instruct you, as Agent for the Plan, to instruct your nominee to tender the number of Shares indicated below that are held for the Plan account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.


Number of Shares to be Tendered:                       SIGN HERE



______________________________ Shares*       ______________________________
                                                      Signature(s)

Dated __________________________, 1998       ______________________________


                                             ______________________________


                                             ______________________________
                                                 Please print name(s) and
                                                     addresses here


------------
* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.